Exhibit 5

                                            Number of       Percentage                        Shared           Sole
                                             Shares         of Shares       Sole Voting       Voting        Dispositive
DLJ Entity                                    Owned           Owned            Power           Power           Power
DLJ Merchant Banking Partners II, L.P.       2,141,172           55.4%        2,141,172      3,399,089        2,141,172
DLJ Merchant Banking Partners II-A, L.P.        85,271            2.4%           85,271      3,399,089           85,271
DLJ Offshore Partners II, C.V.                 105,292            2.9%          105,292      3,399,089          105,292
DLJ Diversified Partners, L.P.                 125,183            3.5%          125,183      3,399,089          125,183
DLJ Diversified Partners-A, L.P.                46,489            1.3%           46,489      3,399,089           46,489
DLJMB Funding II, Inc.                         387,437           10.6%          387,437      3,399,089          387,437
DLJ Millennium Partners, L.P.                   34,621            1.0%           34,621      3,399,089           34,621
DLJ Millennium Partners-A, L.P.                  6,752            0.2%            6,752      3,399,089            6,752
DLJ EAB Partners, L.P.                           9,614            0.3%            9,614      3,399,089            9,614
UK Investment Plan 1997 Partners                49,368            1.4%           49,368      3,399,089           49,368
DLJ ESC II, L.P.                               403,770           11.1%          403,770      3,399,089          403,770
DLJ First ESC, L.P                               4,120            0.1%            4,120      3,399,089            4,120
DLJ Merchant Banking II, LLC                 2,382,722           61.1%        2,382,722      3,399,089        2,382,722
DLJ Merchant Banking II, Inc.                2,382,722           61.1%        2,382,722      3,399,089        2,382,722
DLJ Diversified Associates LP                  171,672            4.8%          171,672      3,399,089          171,672
DLJ Diversified Partners, Inc.                 171,672            4.8%          171,672      3,399,089          171,672
DLJ LBO Plans Management Corporation           417,504           11.5%          417,504      3,399,089          417,504
DLJ Capital Investors, Inc.                  3,399,089           84.4%        3,399,089      3,399,089        3,399,089
UK Investment Plan 1997, Inc.                   49,368            1.4%           49,368      3,399,089           49,368
Donaldson Lufkin & Jenrette, Inc.            3,399,089           84.4%        3,399,089      3,399,089        3,399,089
AXA Financial, Inc.
Finaxa
AXA
AXA Assurances I.A.R.D. Mutuelle
AXA Assurances Vie Mutuelle
AXA Courtage Assurance Mutuelle
AXA Conseil Vie Assurance Mutuelle
Claude Bebear, as AXA Voting Trustee
Patrice Garnier, as AXA Voting Trustee
Henri de Clermont-Tonnerre, as AXA
Voting Trustee

Where no number is indicated, see Item 5.